                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                              September 14, 1995
                              ------------------
               Date of Report (Date of earliest event reported)

                             MIP PROPERTIES, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Maryland                    1-8898                   52-1394207
(State or other jurisdiction     (Commission               (IRS Employer
     of incorporation)           File Number)           Identification No.)

                    2020 Santa Monica Boulevard, Suite #480
                        Santa Monica, California 90404
                        ------------------------------
              (Address of principal executive offices) (zip code)

      Registrant's telephone number, including area code: (310) 449-4444

                                      N/A
                                      ---
        (Former name or former address, if changed since last report.)

                             MIP PROPERTIES, INC.
                                   FORM 8-K
                              September 14, 1995

Item 5. Other Events
--------------------

The Company announced on September 14, 1995 that it had been served with a purported class action complaint naming it as a defendant, the text of the press release is as follows:

     "Santa Monica, California, September 14, 1995 -- MIP Properties, Inc. (ASE/MIP) announced today that on September 13, 1995, it was served with a purported class action complaint naming it as a defendant in a proceeding instituted in the United States District Court, Central District of California entitled John A. Hinson, On Behalf of Himself and All Others
                         ---------------------------------------------------
     Similarly Situated v. MIP Properties, Inc. et al. (Case No. CV-95-6006 IH).
     -------------------------------------------------
     The complaint also names JER Partners, LLC, MIP Acquisition Corporation and each individual member of the Board of Directors of MIP as defendants. The purported class action complaint alleges violations of the Securities Exchange Act of 1934, as amended, breaches of fiduciary duties and other causes of action arising out of the proposed merger of MIP with and into MIP Acquisition Corporation, a wholly-owned subsidiary of JER Partners, LLC, and certain of the other transactions related to the proposed merger. The plaintiffs seek to recover unspecified damages, costs and attorneys fees and have requested unspecified extraordinary equitable and/or injunctive relief. Based on a preliminary review of the complaint, the Company believes that the lawsuit is without merit and the Company intends to proceed with the scheduled Special Meeting of the Stockholders for the purpose of voting on the proposed merger."


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MIP PROPERTIES, INC.

Dated:  September 15, 1995           By:  /s/ MARSHA Z. DAY
                                          ---------------------------
                                          Marsha Z. Day
                                          Duly Authorized Officer and
                                          Chief Financial Officer